UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2008 (September 26, 2008)

WASHINGTON MUTUAL, INC.
(Exact Name of Registrant as Specified in Charter)
Washington	1-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1301 Second Avenue, Seattle, Washington		98101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (206) 461-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.  Bankruptcy or Receivership.

On September 26, 2008, Washington Mutual, Inc. (the “Company”), together with its wholly-owned subsidiary, WMI Investment Corp., commenced voluntary cases under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.  The chapter 11 filings were a result of the appointment, by the Office of Thrift Supervision, of the Federal Deposit Insurance Corporation (“FDIC”) as receiver of Washington Mutual Bank, Washington Mutual, Inc.’s banking subsidiary, on September 25, 2008.

In its chapter 11 petition, the Company reported that the amount of assets reflected on its books and records was $32,896,605,516.  However, this amount includes the Company’s common stock interest in Washington Mutual Bank, which is currently in receivership and the assets of which have reportedly been transferred to JPMorgan Chase & Co. or an affiliate.  The FDIC, which was appointed the receiver for the bank, indicates on its website that it does not anticipate that there will be any recovery to the Company for that common stock interest.  In addition, the Company and its non-bank subsidiaries had approximately $5 billion of cash on deposit with Washington Mutual Bank and its bank subsidiary, Washington Mutual Bank fsb, immediately prior to the time the FDIC was appointed as receiver.  The Company is in the process of confirming the status of those deposits and of its other assets.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 29, 2008, NYSE Regulation, Inc. (“NYSE Regulation”) notified the Company that it had suspended the New York Stock Exchange (“NYSE”) listings of the Company’s common stock (NYSE:WM), the Company’s depositary shares each representing 1/40,000th interest in a share of Series K Perpetual Non-Cumulative Floating Rate Preferred Stock (NYSE:WM PR K) and the Company’s 7.75% Series R Non-Cumulative Perpetual Convertible Preferred Stock (NYSE:WMPRR), effective immediately.  The NYSE posted a press release on its website stating that NYSE Regulation’s decision to suspend the listings was reached in view of events described under Item 1.03 of this Current Report on Form 8-K, the substantial reduction in the scope of the Company’s operations as a result of JPMorgan Chase & Co.’s acquisition of all of the deposits, assets and certain liabilities of the Company’s banking operations and the “abnormally low” trading price of the Company’s common stock, which traded as low as $0.15 prior to the regulatory trading halt in the Company’s securities at the NYSE market open on September 26, 2008.

Item 8.01.  Other Events.

On September 26, 2008, the Company issued a press release announcing that an “Exchange Event” had occurred under the applicable documents governing the preferred securities (the “Securities”) of Washington Mutual Preferred (Cayman) I Ltd., Washington Mutual Preferred Funding Trust I, Washington Mutual Preferred Funding Trust II, Washington Mutual Preferred Funding Trust III and Washington Mutual Preferred Funding Trust IV.  In connection with the Exchange Event and in accordance with the terms of the documents governing the Securities, the Company effected an exchange (the “Conditional Exchange”), effective as of September 26, 2008 at 8:00 A.M. New York time, of the Securities into depositary shares representing a like amount of preferred stock in the Company.

A copy of the press release issued by the Company announcing the Exchange Event and the Conditional Exchange is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL, INC.

Date:

September 30, 2008

By: /s/ Stewart M. Landefeld

      Name:   Stewart M. Landefeld

      Title:     Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 26, 2008.